Exhibit T3B.10
Amended and Restated
BY-LAWS
of
CIT CHINA 12, INC.

(a Delaware Corporation)
adopted September 15, 20031
ARTICLE I — OFFICES
     The principal office of the Corporation shall be at 1 CIT Drive, Livingston, New Jersey 07039. The registered office of the Corporation in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, City of Wilmington, State of Delaware 19808. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine, or the business of the Corporation may require.
ARTICLE II — STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of Stockholders shall be held at the principal office of the Corporation or at such places within or without the State of Delaware as set forth in the Notice of Meeting or in a duly executed Waiver of Notice thereof.
     Section 2. Annual Meeting. The annual meeting of the Stockholders shall be held on the date at the time as shall be designated, from time to time by the Board of Directors and stated in the notice of the Annual Meeting sent to Stockholders in accordance with these by-laws and the General Corporation Law of Delaware. At such meeting the Stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. If the Annual Meeting of Stockholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called.
     Section 3. Special Meetings. Special Meetings of the Stockholders may be called, at any time, by the Board of Directors or the President, and must be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors or at the request, in writing, by ten percent (10%) of the outstanding shares entitled to vote at such special meeting.
     Section 4. Fixing Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or any adjournment thereof,

1	Article IV, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009.

or to express consent to or dissent from any proposal without a meeting or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of Stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, it shall be determined in accordance with the provisions of law.
     Section 5. Notice of Meetings of Stockholders. Written notice of meetings of Stockholders shall be given either personally or by mail to each Stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, unless it is the Annual Meeting, shall state the purpose or purposes for which it is called and that it is being issued by, or at the direction of the person or persons calling the Meeting. No business other than that specified in the Notice of Meeting shall be transacted at any such Special Meeting. If action is proposed to be taken that might entitle Stockholders to payment for their Shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid and directed to the Stockholder at the address which appears on the record of Stockholders.
     Sections 6. Organization of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 7. Waivers. Notice of meetings need not be given to any Stockholder who signs a Waiver of Notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.
     Section 8. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of Stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Stockholders, and the Stockholders present may adjourn the meeting despite the absence of a quorum. In case a quorum shall not be present at any meeting, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     Section 9. Proxies. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the Stockholder or his attorney-in-fact and be duly notarized. No proxy shall be valid after expiration of eleven (11) months from the date thereof unless otherwise expressly so provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it except where an irrevocable proxy is permitted by law.
     Section 10. Qualifications of Voters. Every Stockholder of record shall be entitled at every meeting of Stockholders to one (1) vote for every share standing in his name on the record of Stockholders, unless otherwise provided in the Certificate of Incorporation.
     Section 11. Vote of Stockholders. Except as otherwise provided by law or the Certificate of Incorporation:
     (a) all corporate action shall require the affirmative vote of a majority of shares entitled to vote thereon; and
     (b) voting at all meetings of Stockholders shall be viva voce, but any qualified voter may demand a vote by ballot, each of which shall state the name of the Stockholder voting and the number of shares voted by him. If such ballot be cast by a proxy, it shall also state the name of such proxy. If a vote by ballot is demanded as aforesaid, two inspectors of election shall be appointed by the presiding officer of the meeting.
     (c) each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote in person or by proxy, for each share of stock held by such stockholder which has voting power upon the matter in question, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. Unless otherwise provided by the Certificate of Incorporation, the vote for directors shall be by ballot. With respect to the election of Directors, a plurality of the votes cast at a meeting shall, unless otherwise provided by law, by the Certificate of Incorporation or by these By-laws, be decided by the affirmative vote of a majority of shares of stock present in person or by proxy at the meeting and entitled to vote on such matter or question.
     (d) a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 12. Written Consent of Stockholders. Whenever by a provision of statute or of the Certificate of Incorporation or by these By-Laws, the vote of Stockholders is required or permitted to be taken at a meeting thereof in connection with any corporation action, the meeting and the vote of Stockholders may be dispensed with if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE III — DIRECTORS
     Section 1. Board of Directors. The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least twenty-one (21) years of age and need not be Stockholders.
     Section 2. Number of Directors. The number of directors constituting the entire board of directors shall be not less than one (1) nor more than nine (9). Within said limits, such number of directors shall be fixed by resolution of the board of directors or by the Stockholders at the annual meeting.
     Section 3. Election and Term of Directors. At each Annual Meeting of Stockholders, the Stockholders shall elect Directors to hold office until the next Annual Meeting. Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his prior resignation or removal.
     Section 4. Newly Created Directorships and Vacancies. Except as otherwise provided in the Corporation’s Certificate of Incorporation, as amended from time to time, or any Certificate of Designation, newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, even though less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by a vote of the Stockholders. A Director elected to fill a vacancy caused by resignation, death or removal, shall be elected to hold office for the unexpired term of his predecessor.
     Section 5. Removal of Directors. Any or all of the Directors may be removed for cause by majority vote of the Stockholders or by action of the Board of Directors. Directors may be removed at any time and without cause by a vote of the Stockholders.
     Section 6. Resignation. A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of

Directors or such officer, and acceptance of the resignation shall not be necessary to make it effective.
     Section 7. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders. If a quorum is present at any meeting, all action permitted or required to be taken shall be taken by a vote of a majority of those present, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.
     Section 8. Quorum of Directors. A majority of the Directors in office shall constitute a quorum for the transaction of business or of any specified item of business by the Board of Directors. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
     Section 9. Action of the Board of Directors; Validity of Contracts. The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each Director present shall have one (1) vote, regardless of the number of Shares, if any, which he may hold. No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any Directors be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors and are in compliance with the written policies of CIT Group Inc. Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors and is in compliance with the written policies of CIT Group Inc., and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.
     Section 10. Place and Time of Meetings. The Board of Directors may hold its meetings at the principal office of the Corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine.
     Section 11. Annual Meeting. An Annual Meeting of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders at the place of such Annual Meeting of Stockholders, and no notice of such meeting shall be necessary.

     Section 12. Notice of Meetings of the Board of Directors; Adjournment.
     (a) Regular meetings of the Board of Directors may be held without notice at such time and place as it shall, from time to time, determine. Special meetings of the Board of Directors shall be held upon notice to the Directors and may be called by the President upon three (3) days notice to each Director, either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of one (1) Director. Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.
     (b) A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment, and, unless such time and place are announced at the meeting, to the other Directors.
     Section 13. Chairman. At all meetings of the Board of Directors, the President, or, in his absence, a Chairman chosen by the Board of Directors shall preside.
     Section 14. Compensation. No compensation shall be paid to Directors or members of any committee, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for attendance, at each regular or special meeting of the Board of Directors or of any such committee, may be authorized. Nothing herein contained shall be construed to preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 15. Written Consent of Directors. Whenever, by provision of statute or of the Certificate of Incorporation or by these By-Laws, the vote of the Board of Directors or any committee thereof is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the Board of Directors or any committee thereof may be dispensed with if all of the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.
     Section 16. Participation of Directors by Conference Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Section 17. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more Directors to form one or more committees, each committee to consist of one or more Directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:
     (a) the submission to Stockholders of any action as to which Stockholders’ authorization is required by law;
     (b) the filling of vacancies on the Board of Directors or on any committee;
     (c) the fixing of compensation of any Director for serving on the Board or on any committee;
     (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; or
     (e) the amendment or repeal of any resolution of the Board of Directors which, by its terms, shall not be so amendable or repealable.
The Board of Directors may designate one or more Directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors.
ARTICLE IV — OFFICERS
     Section 1. Offices, Election, Term.
     (a) The Board of Directors may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President or Secretary, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
     (b) All officers shall be elected or appointed to hold office until the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.
     (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.
     (d) The Directors may require any officer to give security for the faithful performance of his duties.

     (e) The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 2. Removal and Resignation.
     (a) Any officer elected or appointed by the Board of Directors may be removed by the Board at any time, with or without cause.
     (b) Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer or the President together with the Secretary of the Corporation may be removed by said officers and/or the Board of Directors at any time, with or without cause.
     (c) If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Directors shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Secretary or any Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
     (d) In the event of the death, resignation or removal of an officer, the Board of Directors, in its discretion, may elect or appoint a successor to fill the unexpired term.
     (e) The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
     Section 3. The Chief Executive Officer The Chief Executive Officer shall:
     (a) oversee the overall business and management of the Corporation;
     (b) report to the Stockholders on the business and affairs of the Corporation; and
     (c) perform such duties as from time to time may be assigned to him by the Board of Directors.

     Section 4. The President. The President shall:
     (a) preside at all meetings of the Board of Directors, provided that the President is a member of the Board of Directors;
     (b) be controlled by the Chief Executive Officer and the Board of Directors of the Corporation and shall make reports concerning the business and affairs of the Corporation to the Chief Executive Officer and the Board of Directors as requested ; and
     (c) have the general powers and duties of supervision, management, direction and control of the business of the Corporation usually vested in the office of President, including, without limitation, the authority to sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors.
     The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
     Section 5. The Vice Presidents.2 Categories of Vice Presidents may include, but are not limited to, Executive Vice President, Senior Vice President and Assistant Vice President. Categories of Managing Directors may include, but are not limited to, Senior Managing Director, Managing Director, and Director. The title of Director, or any rank thereof, as described in this Article shall not possess the same authority nor be interchangeable with the title of Director as used when referring to the members of the Board of Directors defined under Article III of these By-Laws. In addition to those authorities set out below, each Vice President and Managing Director shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President or Managing Director reports. The term Vice President(s) as used in these By-Laws shall include all ranks of Vice President, Managing Director, and all ranks of Managing Director.
     The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Corporation is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Corporation. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of directors, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Directors shall prescribe.

2	Article IV, Section 5, paragraph 1 was amended by Board resolution on August 3, 2009 to add the office of Managing Director and ranks thereof, to the sections describing the office of Vice President.

     Section 6. The Secretary. The Secretary shall:
     (a) keep the minutes of all meetings of the Board of Directors and of the Stockholders and cause the same to be recorded in the books provided for that purpose;
     (b) give or cause to be given notice of all meetings of Stockholders and of special meetings of the Board of Directors;
     (c) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors or the President;
     (d) when required, prepare or cause to be prepared and available at each meeting of Stockholders a certified list, in alphabetical order, of the names of Stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each;
     (e) keep all the documents and records of the Corporation, as required by law or otherwise, in the proper and safe manner; and
     (r) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the President or the Board of Directors.
     Section 7. The Assistant Secretary. During the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the one so designated by the Secretary, the President or the Board of Directors, shall have all the powers and functions of the Secretary. The Assistant Secretary shall perform all such other duties as may be prescribed by the Secretary, the President, or the Board of Directors.
     Section 8. The Treasurer. The Treasurer shall:
     (a) have the custody of the corporate funds and securities;
     (b) keep full and accurate accounts of receipts and disbursements in the corporate books;
     (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;
     (d) disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements;
     (e) render to the President and the Board of Directors, at the regular meetings of the Board of Directors, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation;
     (f) render a full financial report at the Annual Meeting of the Stockholders, if so requested;
     (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and
     (h) perform such other duties as are given to him by these By-Laws or from time to time, are assigned to him by the Board of Directors or the President.
     Section 9. The Assistant Treasurer. During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer, the President or the Board of Directors, shall have all the powers and functions of the Treasurer. The Assistant Treasurer shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 10. The Controller. The Controller shall examine and certify the accounts of the Corporation and shall report to the Board of Directors or to such officer as the Board of Directors may require.
     Section 11. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Directors, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Directors.
     Section 12. Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for any designated period of time, the powers or duties, or any of these, of such officer to any other officer, or to any Director, provided that one person is not given the powers and duties of both the President and Secretary.
     Section 13. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at Stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.
     Section 14. Forms of Signature Acceptable forms of signature under which the officers may bind the corporation are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods.

ARTICLE V — INDEMNIFICATION
     The Corporation shall indemnify its officers, directors, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Corporation and/or any successor thereto, as permitted by the General Corporation Law of Delaware, as amended.
ARTICLE VI — CERTIFICATES FOR SHARES
     Section 1. Certificates. The shares of the Corporation shall be represented by certificates or uncertificated. Certificates shall be prepared in such form as the Board of Directors may, from time to time, prescribe and shall be signed by the President or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile. If the certificates are signed by a transfer agent acting on behalf of the Corporation, and a registrar, the signatures of the officers of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the Corporation.
     Section 2. Transfer of Shares.
     (a) Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten (10) days next preceding the Annual Meeting of Stockholders.
     (b) The Corporation shall be entitled to treat the holders of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.
     Section 3. Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII — CORPORATE SEAL
     The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.
ARTICLE VIII — EXECUTION OF INSTRUMENTS
     All corporate checks, demands for money, notes of the Corporation, instruments and documents, shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may, from time to time, designate.
ARTICLE IX — DIVIDENDS
     Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, property, or in the shares of the capital stock subject to any provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X — FISCAL YEAR
     The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time.
ARTICLE XI — BY-LAW CHANGES
     Except as otherwise provided in the Corporation’s Certificate of Incorporation, as

amended from time to time, or any Certificate of Designation, the By-Laws may be amended, repealed or adopted, by vote of the holders of a majority of the shares at the time entitled to vote in the election of any Directors. By-Laws may also, subject to the provisions of the General Corporate Law, be amended, repealed or adopted by the Board of Directors in the manner required for the authorization by the Board of Directors of any corporate action. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Stockholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.
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